Exhibit 10.16
WYNDHAM WORLDWIDE CORPORATION
2006 EQUITY AND INCENTIVE PLAN
(AMENDED AND RESTATED AS OF MAY 12, 2009)
FORM OF AWARD AGREEMENT — RESTRICTED STOCK UNITS
     This Award Agreement (this “Agreement”), dated as of xx/xx/xxxx, is by and between Wyndham Worldwide Corporation, a Delaware corporation (the “Company”), and the grantee indicated on Exhibit A attached hereto (the “Grantee”), pursuant to the terms and conditions of the Wyndham Worldwide Corporation 2006 Equity and Incentive Plan (amended and restated as of May 12, 2009) (the “Plan”).
     In consideration of the provisions contained in this Agreement, the Company and the Grantee agree as follows:
     1. The Plan. The Award granted to the Grantee hereunder is made pursuant to the Plan. A copy of the Plan and a prospectus for the Plan are attached hereto and the terms of the Plan are hereby incorporated in this Agreement. Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.
     2. Award. Concurrently with the execution of this Agreement, subject to the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants the Award indicated on Exhibit A attached to this Agreement (the “Award”) to the Grantee. Upon the vesting of the Award, as described in Paragraph 3 below, the Company shall deliver, no later than March 15 of the calendar year following the calendar year in which all or a portion of the Award vests, for each Restricted Stock Unit that vests, one share of Stock; provided, however, that the Grantee shall remain required to remit to the Company such amount that the Company determines is necessary to meet all required minimum withholding taxes.
     3. Schedule of Lapse of Restrictions. Subject to Paragraph 4 below, the Restricted Stock Units granted hereunder shall vest in the manner set forth on Exhibit A attached hereto, subject to the Grantee’s continuous employment with the Company through each respective vesting date. Upon (i) a “Change in Control”, (ii) the Grantee’s termination of employment by reason of death or Disability or (iii) if applicable, such other event as set forth in the Grantee’s written agreement of employment with the Company, the Award shall become immediately and fully vested, subject to any terms and conditions set forth in the Plan and/or imposed by the Committee.
     4. Termination of Employment. Notwithstanding any other provision of the Plan to the contrary, and, if applicable, subject to Grantee’s written agreement of employment with the Company, upon the termination of the Grantee’s employment with the Company and its subsidiaries for any reason whatsoever (other than death or Disability), the Award, to the extent not yet vested, shall immediately and automatically terminate.

     5. No Rights to Continued Employment. Neither this Agreement nor the Award shall be construed as giving the Grantee any right to continue in the employ of the Company or any of its subsidiaries, or shall interfere in any way with the right of the Company to terminate such employment. Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary, for purposes of the Plan and the Award, a termination of employment shall be deemed to have occurred on the date upon which the Grantee ceases to perform active employment duties for the Company following the provision of any notification of termination or resignation from employment, and without regard to any period of notice of termination of employment (whether expressed or implied) or any period of severance or salary continuation. Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary, the Grantee shall not be entitled (and by accepting an Award, thereby irrevocably waives any such entitlement), by way of compensation for loss of office or otherwise, to any sum or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of an Award in connection with any termination of employment. No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of Wyndham Worldwide Corporation or any of its subsidiaries.
     6. Tax Obligations. As a condition to the granting of the Award and the vesting thereof, the Grantee agrees to remit to the Company or any of its applicable subsidiaries such sum as may be necessary to discharge the Company’s or such subsidiary’s obligations with respect to any tax, assessment or other governmental charge imposed on property or income received by the Grantee pursuant to this Agreement and the Award. Accordingly, the Grantee agrees to remit to the Company or applicable subsidiary any and all required minimum withholding taxes. Such payment shall be made to the Company or any applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion.
     7. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
     8. Authority. The Compensation Committee of the Board of Directors of the Company shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive on all parties.
     9. Rights as a Stockholder. The Grantee shall have no rights as a stockholder of the Company with respect to any shares of Stock underlying or relating to any Award until the issuance of Stock to the Grantee in respect of such Award; provided, however, that in the event the Board of Directors of the Company shall declare a dividend on the Stock, a dividend equivalent equal to the per share amount of such dividend shall be credited on all Restricted Stock Units underlying the Award and outstanding on the record date for such dividend, such dividend equivalents to be payable in cash without interest on the vesting date of the Restricted Stock Units on which the dividend equivalents were credited and shall otherwise be subject to the same terms and conditions as the Restricted Stock Units on which the dividend equivalents were credited.
     10. Code Section 409A. Although the Company does not guarantee to the Grantee any particular tax treatment relating to the Award, it is intended that the Award be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”), and this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. Notwithstanding anything herein to the contrary, in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on the Grantee by Code Section 409A or any damages for failing to comply with Code Section 409A.
     11. Electronic Delivery and Acceptance. The Company may, in its sole discretion, elect to deliver any documents related to current or future participation in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
     12. No Assignment. This Agreement (and the Award) may not be assigned by the Grantee by operation of law or otherwise.
     13. Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in Grantee’s employment records, or such other address as the Grantee may designate in writing to the Company, or the Company, Attention: General Counsel, or such other address as the Company may designate in writing to the Grantee.
     14. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.
     15. Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof.
     IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

WYNDHAM WORLDWIDE CORPORATION Stephen P. Holmes Chairman and Chief Executive Officer

EXHIBIT A (RSUs)
Wyndham Worldwide Corporation
2006 Equity and Incentive Plan (amended and restated as of May 12, 2009)
Statement of Restricted Stock Units (RSUs) Award

Granted To:	Employee Name
Employee Address
City, State Zip

Award Date:	xx/xx/xxxx

Number of RSUs Granted (*):	xxx,xxx

Actual RSUs Award Grant Value:	$x,xxx.xx (Number of RSUs Granted x Dollar Value per Unit)

RSU Dollar Value per Unit:	$xx.xx

*	Determined by dividing your Actual RSUs Award Grant Value by the RSU Dollar Value per Unit (equal to the Wyndham Worldwide closing stock price on the award date) and rounded down to the nearest whole unit.

Vesting Date	Vesting RSUs
xx/xx/xxxx	xx%
xx/xx/xxxx	xx%
xx/xx/xxxx	xx%
xx/xx/xxxx	xx%
RETAIN THIS NOTIFICATION AND YOUR RESTRICTED STOCK UNIT AGREEMENT WITH YOUR IMPORANT DOCUMENTS AS A RECORD OF THIS AWARD.
Subject to the terms and conditions of the Wyndham Worldwide Corporation 2006 Equity and Incentive Plan (amended and restated as of May 12, 2009), you have been awarded Restricted Stock Units. The vesting referenced above is subject to you remaining continuously employed with Wyndham Worldwide Corporation through each respective vesting date.
Please review the spelling of your name and your address. If any of this information is incorrect, please contact the Wyndham Worldwide Stock Plan Administration Department at (973) 753-7001.